UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2018

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

228 Strawbridge Drive
Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On February 26, 2018, the Board of Directors (the “Board”) of Tabula Rasa HealthCare, Inc. (the “Company”) appointed Andrea C. Speers the principal accounting officer of the Company.  The appointment was effective immediately.  Ms. Speers replaces Brian W. Adams who will remain the Chief Financial Officer and Principal Financial Officer of the Company.

Ms. Speers, 37, has been the Company’s Corporate Controller since September 2015 and, prior thereto, served in a variety of roles with the Company and its predecessor, CareKinesis, Inc., with increasing levels of responsibility including Accounting Manager from February 2012 through March 2014 and Director of Accounting Operations from March 2014 through September 2015.  Prior to joining CareKinesis, Inc., Ms. Speers served as a senior financial analyst at KPMG LLP from February 2008 through February 2012.  Ms. Speers holds a Bachelor of Business Administration in Accounting from St. Mary’s University and a Masters in Accounting from the University of Texas at San Antonio.

There are no arrangements or understandings between Ms. Speers and any other person pursuant to which she was appointed as the principal accounting officer of the Company.  Ms. Speers has no familial relationships with any executive officer or director of the Company and there have been no transactions in which the Company has participated and in which Ms. Speers had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Description of New Executive Change in Control and Severance Agreements

On February 26, 2018, the Company entered into change in control (“CIC”) and severance agreements with each of our named executive officers: Dr. Calvin Knowlton, Dr. Orsula Knowlton, and Brian Adams. Certain key terms of these agreements are described below, subject in all respects to the text of the agreements being filed herewith. These agreements supersede and replace the existing employment agreements with each of the executives dated April 1, 2017.

Each agreement will have an initial 3-year term effective as of January 1, 2018 and will automatically renew for successive one year periods thereafter unless notice of non-renewal is given 90 days prior to the expiration of the renewal date or they are otherwise terminated pursuant to their terms.  The agreements provide that if the executive is terminated without cause or resigns for good reason and executes (and does not revoke) a release, then he or she will receive, in addition certain other earned, but unpaid, amounts, (i) continuation of base salary for the severance term; (ii) health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”), for the severance term, provided that the executive pays the monthly COBRA costs and any benefits will be reduced or eliminated if the executive becomes entitled to duplicative coverage; and (iii) reimbursement for the reasonable costs of outplacement services incurred (up to a specified maximum) within the outplacement benefit term.  The other earned, but unpaid, amounts consist of any unpaid base salary, other accrued amounts, and, for a termination other than for cause at least six months following the commencement of the applicable performance period, a prorated bonus for such performance period based on the portion of the performance period prior to the executive’s termination of employment that is calculated based on the target bonus amount.  If the executive dies, then the executive’s estate will receive, in addition to other earned, but unpaid, amounts, a lump sum payment of the executive’s base salary for the severance term and all outstanding equity grants will become fully vested and exercisable.  If the executive’s employment is terminated due to disability, then the executive will only be entitled to any amounts earned, but unpaid.

Additionally, the agreements provide that in addition to the above severance benefits, if the executive’s employment is terminated without cause or by the executive for good reason within 90 days prior to a CIC, provided that a CIC actually occurs, or within two years after the CIC, then all of the executive’s outstanding equity will become fully vested and exercisable.

Each agreement includes an appendix that sets forth the applicable material terms for each executive, including the following terms:

	Dr. Calvin Knowlton	Dr. Orsula Knowlton	Brian Adams
Base Salary	$550,000	$450,000	$400,000
Target Incentive Bonus	100% of Base Salary	75% of Base Salary	60% of Base Salary
Severance Term	24 months	24 months	18 months

The agreements contain restrictive covenants pursuant to which the executives have agreed to refrain from competing with us or soliciting our employees or customers for a period following the executive’s termination of employment.  The restrictive covenants apply for the duration of the applicable severance term.

Payments and benefits under the agreements are reduced to the maximum amount that does not trigger the excise tax under Code sections 280G and 4999 unless the executive would be better off, on an after-tax basis, had the executive received all payments and benefits and paid all applicable excise and income taxes.

The foregoing is a summary description of certain terms of the agreements for each of Dr. Calvin Knowlton, Dr. Orsula Knowlton and Mr. Adams and, by its nature, is incomplete. It is qualified in its entirety by the text of the agreements for each of Dr. Calvin Knowlton, Dr. Orsula Knowlton and Mr. Adams attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the agreements.

Description of Amendment to the Annual Incentive Plan

On February 26, 2018, the Compensation Committee of the Board approved an amendment, effective January 1, 2018, to the Company’ Annual Incentive Plan (the “AIP”), which was previously adopted on April 25, 2017, to allow payment of awards under the AIP to be made in the form of cash, equity, or other consideration determined in the discretion of the Compensation Committee, or a combination of the foregoing.

The foregoing is a summary description of the amendment to the AIP and, by its nature, is incomplete.  It is qualified in its entirety by the text of the amendment attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the amendment.

Item 8.01.                                        Other Events.

On February 26, 2018, the Board appointed Dennis K. Helling to the Company’s Nominating and Corporate Governance Committee, effective immediately, replacing A Gordon Tunstall, who will no longer serve as a member of the Company’s Nominating and Corporate Governance Committee but will continue to serve as a director and as the chairman of the Company’s Audit Committee and a member of the Compensation Committee.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Change-in-Control and Severance Agreement, dated February 26, 2018, between Dr. Calvin Knowlton and the Company
10.2	Change-in-Control and Severance Agreement, dated February 26, 2018, between Dr. Orsula Knowlton and the Company
10.3	Change-in-Control and Severance Agreement, dated February 26, 2018, between Brian Adams and the Company
10.4	First Amendment to the Tabula Rasa Healthcare, Inc. Annual Incentive Plan, dated February 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: March 2, 2018